Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com
Public Relations Contact
Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Strong Q2 FY2013 Financial Results
Creative Cloud Subscriptions Hit 700 Thousand; Adobe Marketing Cloud Bookings Grow Over 25 Percent
SAN JOSE, Calif. - June 18, 2013 - Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its second quarter of fiscal year 2013 ended May 31, 2013.
Second Quarter Financial Highlights

•	Adobe achieved revenue of $1.011 billion, within its targeted range of $975 million to $1.025 billion.

•	Diluted earnings per share were $0.15 on a GAAP-basis, and $0.36 on a non-GAAP basis.

•	Operating income was $111.3 million and net income was $76.5 million on a GAAP basis. Operating income was $247.3 million and net income was $182.9 million on a non-GAAP basis.

•	Adobe ended Q2 with 700 thousand paid Creative Cloud subscriptions, an increase of 221 thousand when compared to the number of subscriptions as of the end of Q1 fiscal year 2013.

•	Adobe Marketing Cloud quarterly revenue was $229.6 million, with bookings growth of greater than 25 percent.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.
Executive Quotes
“Our Q2 results reflect our leadership position in Digital Media and Digital Marketing,” said Shantanu Narayen, president and chief executive officer, Adobe. “Creative Cloud is revolutionizing the creative process, and Adobe Marketing Cloud is quickly becoming the platform of choice for the world's leading brands, advertising agencies and media companies.”
“Adoption of Creative Cloud continued to accelerate and we drove strong Adobe Marketing Cloud bookings growth in Q2,” said Mark Garrett, executive vice president and chief financial officer, Adobe.

Adobe to Webcast Earnings Conference Call
Adobe will webcast its second quarter fiscal year 2013 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. A copy of Adobe management's prepared remarks, including financial targets and conference call slides, has been posted to Adobe's investor relations website in advance of the conference call for reference.
A reconciliation between GAAP and non-GAAP financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to the transition of our business as we migrate to a subscription model, adoption of Creative Cloud and growth in revenue and bookings for Adobe Marketing Cloud solutions in our Digital Marketing business, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, including our increased emphasis on a cloud and subscription strategy, fluctuations in subscription renewal or upgrade rates, continued uncertainty in economic conditions and the financial markets, difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe's Annual Report on Form 10-K for fiscal year 2012, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2013.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe's Quarterly Report on Form 10-Q for our quarter ended May 31, 2013, which Adobe expects to file in June 2013.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2013 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Creative Cloud and Adobe Marketing Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2013	June 1, 2012	May 31, 2013	June 1, 2012
Revenue:
Products	$644,899	$871,022	$1,320,688	$1,679,543
Subscription	254,521	159,519	478,787	305,749
Services and support	111,129	93,908	218,947	184,377
Total revenue	1,010,549	1,124,449	2,018,422	2,169,669

Cost of revenue:
Products	26,805	40,074	78,787	65,742
Subscription	66,527	54,823	129,107	103,603
Services and support	41,949	36,021	84,071	69,838
Total cost of revenue	135,281	130,918	291,965	239,183

Gross profit	875,268	993,531	1,726,457	1,930,486

Operating expenses:
Research and development	203,097	180,903	412,735	358,631
Sales and marketing	402,208	386,459	800,241	745,422
General and administrative	120,870	110,603	253,723	213,284
Restructuring and other charges	24,992	(2,191)	24,994	(5,016)
Amortization of purchased intangibles	12,792	12,614	25,231	24,043
Total operating expenses	763,959	688,388	1,516,924	1,336,364

Operating income	111,309	305,143	209,533	594,122

Non-operating income (expense):
Interest and other income (expense), net	1,268	(1,128)	2,514	(3,913)
Interest expense	(17,205)	(16,629)	(34,039)	(33,467)
Investment gains (losses), net	(4,245)	7,188	(3,397)	8,209
Total non-operating income (expense), net	(20,182)	(10,569)	(34,922)	(29,171)
Income before income taxes	91,127	294,574	174,611	564,951
Provision for income taxes	14,581	70,698	32,948	155,866
Net income	$76,546	$223,876	$141,663	$409,085
Basic net income per share	$0.15	$0.45	$0.28	$0.83
Shares used to compute basic net income per share	503,384	495,950	500,996	494,983
Diluted net income per share	$0.15	$0.45	$0.28	$0.81
Shares used to compute diluted net income per share	512,446	501,377	511,535	502,154

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	May 31, 2013	November 30, 2012
ASSETS

Current assets:
Cash and cash equivalents	$1,246,410	$1,425,052
Short-term investments	2,619,298	2,113,301
Trade receivables, net of allowances for doubtful accounts of $10,908 and $12,643, respectively	470,052	617,233
Deferred income taxes	54,525	59,537
Prepaid expenses and other current assets	143,799	116,237
Assets held for sale	23,573	—
Total current assets	4,557,657	4,331,360

Property and equipment, net	645,865	664,302
Goodwill	4,225,169	4,133,259
Purchased and other intangibles, net	551,265	545,036
Investment in lease receivable	207,239	207,239
Other assets	93,174	93,327
Total assets	$10,280,369	$9,974,523

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$53,685	$49,759
Accrued expenses	538,402	590,140
Capital lease obligations	20,083	11,217
Accrued restructuring	6,671	9,287
Income taxes payable	7,129	49,886
Deferred revenue	638,885	561,463
Total current liabilities	1,264,855	1,271,752

Long-term liabilities:
Debt and capital lease obligations	1,505,560	1,496,938
Deferred revenue	52,376	58,102
Accrued restructuring	8,790	12,263
Income taxes payable	161,937	155,096
Deferred income taxes	286,104	265,106
Other liabilities	73,445	50,084
Total liabilities	3,353,067	3,309,341

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,189,883	3,038,665
Retained earnings	6,855,463	7,003,003
Accumulated other comprehensive income	27,461	30,712
Treasury stock, at cost (97,782 and 106,702 shares, respectively), net of re-issuances	(3,145,566)	(3,407,259)
Total stockholders' equity	6,927,302	6,665,182
Total liabilities and stockholders' equity	$10,280,369	$9,974,523

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	May 31, 2013	June 1, 2012
Cash flows from operating activities:
Net income	$76,546	$223,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	80,950	77,174
Stock-based compensation expense	73,528	62,959
Write-down of assets held for sale	23,838	—
Unrealized investment (gains) losses	4,312	(4,235)
Changes in deferred revenue	(8,770)	43,814
Changes in other operating assets and liabilities	48,744	44,630
Net cash provided by operating activities	299,148	448,218

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(275,455)	(106,627)
Purchases of property and equipment	(46,249)	(60,767)
Purchases of long-term investments, intangibles and other assets, net of sales	(12,735)	19,195
Acquisitions, net of cash	—	(61)
Net cash used for investing activities	(334,439)	(148,260)

Cash flows from financing activities:
Purchases of treasury stock	(200,000)	(225,000)
Re-issuance of treasury stock	184,655	75,871
Repayment of debt and capital lease obligations	(7,297)	(2,290)
Excess tax benefits from stock-based compensation	—	2,684
Net cash used for financing activities	(22,642)	(148,735)
Effect of exchange rate changes on cash and cash equivalents	(2,039)	(1,248)
Net (decrease) increase in cash and cash equivalents	(59,972)	149,975
Cash and cash equivalents at beginning of period	1,306,382	801,263
Cash and cash equivalents at end of period	$1,246,410	$951,238

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	May 31, 2013	June 1, 2012	March 1, 2013
Operating income:

GAAP operating income	$111,309	$305,143	$98,224
Stock-based and deferred compensation expense	79,624	70,714	85,086
Restructuring and other charges	24,992	(2,191)	2
Amortization of purchased intangibles & technology license arrangements	31,359	30,704	57,377
Non-GAAP operating income	$247,284	$404,370	$240,689

Net income:

GAAP net income	$76,546	$223,876	$65,117
Stock-based and deferred compensation expense	79,624	70,714	85,086
Restructuring and other charges	24,992	(2,191)	2
Amortization of purchased intangibles & technology license arrangements	31,359	30,704	57,377
Investment (gains) losses	4,245	(7,188)	(848)
Income tax adjustments	(33,915)	(16,290)	(28,840)
Non-GAAP net income	$182,851	$299,625	$177,894

Diluted net income per share:

GAAP diluted net income per share	$0.15	$0.45	$0.13
Stock-based and deferred compensation expense	0.16	0.14	0.17
Restructuring and other charges	0.05	—	—
Amortization of purchased intangibles & technology license arrangements	0.06	0.06	0.11
Investment (gains) losses	0.01	(0.01)	—
Income tax adjustments	(0.07)	(0.04)	(0.06)
Non-GAAP diluted net income per share	$0.36	$0.60	$0.35

Shares used in computing diluted net income per share	512,446	501,377	507,840

Non-GAAP Results (continued)

Three Months Ended
May 31, 2013
Effective income tax rate:

GAAP effective income tax rate	16.0%
Stock-based and deferred compensation expense	2.5
Restructuring and other charges	1.5
Amortization of purchased intangibles & technology license arrangements	1.0
Non-GAAP effective income tax rate	21.0%

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results in a manner that focuses on what Adobe believes to be its ongoing business operations. Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and prior activity in connection with technology license agreements, investment gains and losses and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.